United States Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15[d] of the Securities Exchange Act of 1934

December 1, 2011

Date of Report

[Date of Earliest Event Reported]

MCT HOLDING CORPORATION

(Exact name of Registrant as specified in its Charter)

Nevada	000-53390	20-2543857
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

10018 Falcon View Drive

Sandy, Utah 84092

 (Address of Principal Executive Offices)

(801) 580-4555

(Registrant’s Telephone Number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On December 1, 2011, Leisure Products, Inc. named the Company a dealer/distributor of its home and commercial tanning beds marketed under the name “Hot Tanning Beds.”  The Company will receive customary dealer/distributor discounts on all tanning beds sold.  Additional information on these products will be posted on the Company’s website, MalibuTanningEquipment.yolasite.com, in the near future.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

MCT Holding Corporation

Date:	December 6, 2011	By:	/s/ David C. Merrell
David C. Merrell
President

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